United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

September 20, 2013

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Avenue of the Americas

New York, New York  10019

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01                  Regulation FD Disclosure.

On September 20, 2013, Overseas Shipholding Group, Inc. (“OSG” or the “Company”) hereby discloses summary projections for its International and US Flag tanker and barge businesses to facilitate discussions among constituents in the Chapter 11 reorganization (the “Presentation”). By providing guidance with respect to management’s current view of the business outlook, the Company believes it will more rapidly be able to coalesce constituents around a viable restructuring plan for the Company. The Presentation is attached hereto as Exhibit 99.1. This current report (including the exhibit hereto or any information included therein) shall not be deemed an admission as to the materiality of any information required to be disclosed solely by reason of Regulation FD. The Company undertakes no obligation to publish any further forward-looking financial information.

OSG is furnishing this Form 8-K pursuant to Item 7.01, “Regulation FD Disclosure.” The information contained in this current report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 - Financial Statements and Exhibits.

Item 9.01                  Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
99.1	Presentation containing summary projections related to the Company’s International and U.S. Flag tanker and barge businesses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: September 20, 2013	By	/s/James I. Edelson
Name: James I. Edelson Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Presentation containing summary projections related to the Company’s International and U.S. Flag tanker and barge businesses.